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                                                                   Exhibit 24(d)

                               POWER OF ATTORNEY


 KNOW ALL MEN BY THESE PRESENTS, that Philip B. Harley, a director of General Host Corporation, a New York corporation (the "Corporation"), hereby constitutes and appoints Harris J. Ashton, James R. Simpson, Robert M. Lovejoy, Jr., and Mark A. Grobbel, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead, to sign, execute and affix his name thereto and file the Corporation's Annual Report on Form 10-K for the fiscal year ended January 29, 1995 with the Securities and Exchange Commission and any other appropriate authority, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

 IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17th day of March, 1995.

                                                    /s/ Philip B. Harley
                                                        Philip B. Harley